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                                                                    EXHIBIT 99.1

NEWS
BULLETIN                                              MEGO MORTGAGE
                                                      1000 PARKWOOD CIRCLE
FROM:                                                 5TH FLOOR
FRB                                                   ATLANTA, GA 30339

--------------------------------------------------------------------------------
The Financial Relations Board, Inc.

FOR FURTHER INFORMATION:


AT THE COMPANY                      AT THE FINANCIAL RELATIONS BOARD
--------------                      --------------------------------
Champ Meyercord, Chief Executive    Gen'l Info:    Paula Schwartz (212) 661-8030
  Officer and Chairman              Analyst Info:  Cecelia Heer (212) 661-8030
(800) 550-6346                      Media Info:    Alan Goldsand (212) 661-8030


FOR IMMEDIATE RELEASE
---------------------
September 2, 1998


               MEGO MORTGAGE CORPORATION ANNOUNCES THE ELECTION OF WILLIAM PAUL RALSER AS PRESIDENT AND CHIEF OPERATING OFFICER

               Chairman & President of First Fidelity Bancorp and
               Former Executive of Countrywide Funding Corporation Brings Over 30 Years of Mortgage Lending Experience

ATLANTA, GA, SEPTEMBER 2, 1998 -- Mego Mortgage Corporation (Nasdaq:MMGC) today announced that William Paul Ralser, 57, was appointed President and Chief Operating Officer of the Company, replacing Jeffrey S. Moore, 40, who has resigned as President and as a Director of the Company.

         Champ Meyercord, Chairman of the Board and Chief Executive Officer of Mego Mortgage noted, "We thank Jeff for his valuable contributions to the Company. Jeff founded Mego Mortgage and takes with him our best wishes for success."

         Mr. Ralser, who was elected a Director of the Company as part of Mego Mortgage's successful recapitalization in July, has served since 1996 as the Chairman of the Board and President of First Fidelity Bancorp, Inc., an FDIC-insured California Thrift and Loan company. Prior to joining First Fidelity, Mr. Ralser had a successful 10-year career at Countrywide Funding Corporation, where he was Executive Vice President. While at Countrywide, among other things, his responsibilities included the turnaround of Countrywide Thrift and the start-up of the Affordable Housing Division. Mr. Ralser is a Magna Cum Laude graduate of the University of Notre Dame, where he earned his B.B.A. in Finance.

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         Commenting on this most recent addition to Mego Mortgage's management team, Mr. Meyercord stated, "We are delighted to welcome Paul in his new positions as President and Chief Operating Officer of Mego Mortgage. Paul has over 30 years of experience in all aspects of the mortgage lending business, including a wealth of operating and underwriting expertise. Paul will be a key player in the Company's development as a specialty finance lender."

         Mego Mortgage Corporation is a specialty finance company that originates, purchases and sells debt consolidation, home improvement and other equity-based loans collateralized by liens on the borrower's home. The Company is based in Atlanta, Georgia and originates its loans nationwide through diversified origination channels.

                                  # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors which could affect the Company's results, reference is made to various disclosures in the Company's periodic reports, including reports on Forms 10-K, 10-Q, and 8-K, as well as other documents filed with the Securities and Exchange Commission.




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